EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Trust for Professional Managers, does hereby certify, to such officer's knowledge, that the report on Form N-CSR of the Trust for Professional Managers for the period ended February 29, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Trust for Professional Managers for the stated period.

_/s/ John Buckel__________________________	__/s/ Jennifer Lima________________________
John Buckel	Jennifer Lima
President, Trust for Professional Managers	Treasurer, Trust for Professional Managers
Dated: 4/30/20

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by the Trust for Professional Managers for purposes of Section 18 of the Securities Exchange Act of 1934.